PULTE CORPORATION
      EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)
                    (000's omitted, except per share data)

                                                           Three Months Ended           Nine Months Ended
                                                              September 30,                September 30,
                                                         -----------------------    -------------------------
                                                            1998          1997          1998          1997
                                                            ----          ----          ----          ----
Basic:
 Numerator:
   Net income......................................      $   28,556   $   19,710    $    63,661   $    35,820
                                                         ==========   ==========    ===========   ===========
 Denominator:
   Weighted average common shares outstanding......          43,136       42,273         42,923        44,641
                                                         ==========   ==========    ===========   ===========
   Net income per share............................      $      .66   $      .47    $      1.48   $       .80
                                                         ==========   ==========    ===========   ===========

Assuming dilution:
 Numerator:
   Net income......................................      $   28,556   $   19,710    $    63,661   $    35,820
                                                         ==========   ==========    ===========   ===========

 Denominator:
   Weighted average common shares outstanding......          43,136       42,273         42,923        44,641
   Effect of dilutive securities - stock options...           1,144          467            925           339
                                                         ----------   ----------    -----------   -----------
      Total .......................................          44,280       42,740         43,848        44,980
                                                         ==========   ==========    ===========   ===========
Net income per share...............................      $      .64   $      .46    $      1.45   $       .80
                                                         ==========   ==========    ===========   ===========


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